Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140824, 333-141299, 333-146112, 333-150401 and 333-150402) and Form S-4 (No. 333-16334) of Spirit AeroSystems Holdings, Inc. of our report dated February 26, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
St. Louis, Missouri
February 26, 2010